HOUSE OF FABRICS, INC.


                               AND


            AMERICAN STOCK TRANSFER & TRUST COMPANY,


                        AS WARRANT AGENT






                        _________________

                   SERIES B WARRANT AGREEMENT
                        _________________







                    DATED AS OF JULY 31, 1996

                       TABLE OF CONTENTS*

_________________
* This Table of Contents does not constitute a part of this agreement or have any bearing upon the interpretation of any of its terms or provisions.


Section                                                      Page

1.   Appointment of Warrant Agent. . . . . . . . . . . . . . .  1

2.   Form of Warrants. . . . . . . . . . . . . . . . . . . . .  1

3.   Transfer or Exchange of Warrants. . . . . . . . . . . . .  3

4.   Mutilated or Missing Warrants . . . . . . . . . . . . . .  3

5.   Term of Warrants; Exercise of Warrants. . . . . . . . . .  4

6.   Disposition of Proceeds on Exercise of Warrants . . . . .  5

7.   Payment of Taxes. . . . . . . . . . . . . . . . . . . . .  5

8.   Reservation of Warrant Shares; Authorization of Series
     C Warrants; Purchase and Cancellation of Warrants . . . .  5

9.   Exercise Price. . . . . . . . . . . . . . . . . . . . . .  7

10.  Adjustment of Number of Warrant Shares. . . . . . . . . .  7

11.  Fractional Warrant Shares . . . . . . . . . . . . . . . . 13

12.  No Rights as Shareholders; Notices to Warrant Holders . . 14

13.  Inspection of Warrant Agreement . . . . . . . . . . . . . 15

14.  Merger or Consolidation or Change of Name of Warrant
     Agent . . . . . . . . . . . . . . . . . . . . . . . . . . 15

15.  Concerning the Warrant Agent. . . . . . . . . . . . . . . 16

16.  Change of Warrant Agent . . . . . . . . . . . . . . . . . 18

17.  Identity of Transfer Agent. . . . . . . . . . . . . . . . 19

18.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 19

19.  Supplements and Amendments. . . . . . . . . . . . . . . . 20

20.  Successors. . . . . . . . . . . . . . . . . . . . . . . . 20

21.  Merger or Consolidation of the Company. . . . . . . . . . 20

22.  Applicable Law. . . . . . . . . . . . . . . . . . . . . . 20

23.  Benefits of this Agreement. . . . . . . . . . . . . . . . 21

24.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . 21

25.  Captions. . . . . . . . . . . . . . . . . . . . . . . . . 21


EXHIBIT A - Form of Warrant

          SERIES B WARRANT AGREEMENT, dated as of July 31, 1996, between HOUSE OF FABRICS, INC., a Delaware corporation (the
"Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as
Warrant Agent (the "Warrant Agent").

                           WITNESSETH:

          WHEREAS, the Company proposes to issue up to 256,821 Series B Warrants hereinafter described (the "Warrants") to purchase Units (the "Units"), each Unit consisting of (i) one share of the Company's Common Stock, par value $.01 per share (the "Common Stock") (each share of Common Stock purchasable upon the exercise of a Warrant being referred to herein as a "Warrant Share"), and (ii) one Series C Warrant (a "Series C Warrant"), each Series C Warrant entitling the registered owner thereof to purchase one share of Common Stock; and

          WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange and exercise of the Warrants.

          NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

          SECTION 1.     Appointment of Warrant Agent.

          The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereinafter set forth, and the Warrant Agent hereby accepts such appointment.

          SECTION 2.     Form of Warrants.

          2.1. Form of Warrant Certificates. The text of the Warrant certificate and of the form of election to purchase Units shall be substantially as set forth in Exhibit A attached hereto. The Warrant certificates shall be appropriately printed, lithographed or engraved and may have such letters, numbers or other marks of identification and such legends printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The number of Warrant Shares issuable upon exercise of each Warrant is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of such officers on the Warrant certificates may be manual or facsimile.

          Warrant certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrant certificates or did not hold such office on the date of this Agreement.

          Warrant certificates shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon exchange, substitution or transfer.

          2.2.      Countersignature of Warrant Certificates.
The Warrant certificates shall be manually countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrant certificates may be countersigned by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, any Vice President or the Secretary of the Company, countersign, issue and deliver Warrant certificates entitling the Holders thereof to purchase in the aggregate 256,821 Units and shall countersign and deliver Warrant certificates as otherwise provided in this Agreement.

          2.3. Registration. The warrant certificates shall be numbered and shall be registered in a register (the "Warrant Register") as they are issued. The Company and the Warrant Agent shall be entitled to treat the registered holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, notwithstanding any notice to the Company or the Warrant Agent to the contrary, unless the registered holder of the Warrant is changed in accordance with the terms of this Agreement.

          2.4.      Statement on Warrant Certificates.
Irrespective of any adjustments pursuant to the provisions of
Section 10 hereof in the number or the kind of shares purchasable upon the exercise of the Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrant certificates initially issuable pursuant to this Agreement.

          SECTION 3.     Transfer or Exchange of Warrants.

          3.1. Transfer. The Warrants shall be transferrable only in the books of the Company maintained at the office or agency of the Warrant Agent in the City of New York upon delivery thereof duly endorsed by the Holder or by his or her duly authorized attorney or legal representative, or accompanied by proper evidence of succession, assignment or authority to transfer, which endorsement shall be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant certificate to the person entitled thereto.

          3.2. Exchange of Warrant Certificates. Warrant certificates may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Units as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed in the manner described in subsection 3.1 hereof, the Warrant certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

          SECTION 4.     Mutilated or Missing Warrants.

          In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only, in case of any such loss, theft or destruction, upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent thereof and indemnity also satisfactory to them. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 5.     Term of Warrants; Exercise of Warrants.

          5.1 Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right at any time on or after April 30, 1998 and until 5:00 P.M., New York time, on July 31, 1998 (the "Expiration Date"), to purchase from the Company the number of Units which the Holder may at the time be entitled to purchase on exercise of such Warrants.

          5.2 Exercise of Warrants. Units may be purchased upon surrender to the Company at the office or agency of the Warrant Agent in the City of New York, of the certificate or certificates evidencing the Warrants to be exercised, together with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall, if the Units are to be issued in the name of a person other than the Holder of the Warrant, be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price (as defined in and determined in accordance with the provisions of Section 9 hereof) for the number of Units in respect of which such Warrants are then being exercised. Payment of the aggregate Exercise Price shall be made by certified or cashiers check, or by any combination thereof.

          Subject to Section 7 hereof, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered, with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, (i) a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with a check, as provided in Section 11 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such surrender, and (ii) a certificate or certificates for the number of full Series C Warrants so purchased upon the exercise of such Warrants, with no fractional Series C Warrants issuable upon such surrender. Such certificate or certificates representing Warrant Shares or Series C Warrants, as the case may be, shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares or Series C Warrants, as the case may be, as of the date of the surrender of such Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if such Warrants are surrendered, and the Exercise Price is paid, on a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close, the certificates for the Warrant Shares or Series C Warrants, as the case may be, in respect of which such Warrants are then exercised shall be issuable as of the next succeeding Monday, Tuesday, Wednesday, Thursday or Friday on which such banking institutions are not so authorized or obligated to close (whether before or after the Expiration Date) and which is a day on which the Common Stock transfer books of the Company are open. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Units specified therein at any time prior to the expiration of such Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificates pursuant to the provisions of this subsection and of subsection 2.2 hereof and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

          SECTION 6.     Disposition of Proceeds on Exercise of
                         Warrants.

          The Warrant Agent shall account promptly to the Company with respect to the Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of the Units through the exercise of such Warrants.

          SECTION 7.     Payment of Taxes.

          The Company will pay all documentary stamp taxes, if any, attributable to the issuance of any Warrant certificates or certificates for Warrant Shares or Series C Warrants issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay, and the Holder shall pay, any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant certificates or certificates for Warrant Shares or Series C Warrants in a name other than that of the registered Holder of the Warrants that were surrendered and the Company shall not be required to issue or deliver such Warrant certificates or certificates for Warrant Shares or Series C Warrants unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 8.     Reservation of Warrant Shares;
                         Authorization of Series C Warrants;
                         Purchase and Cancellation of Warrants.

          8.1. Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the outstanding Warrants. The Company covenants that all Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 11 hereof. Promptly after the Expiration Date, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding and not exercised prior to the Expiration Date and thereafter no shares shall be subject to reservation in respect of such Warrants.

          8.2. Authorization of Series C Warrants. The Company has executed and delivered a Series C Warrant Agreement, dated as of July 31, 1996 (the "Series C Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Series C Warrant Agent"), relating to the issuance of the Series C Warrants. The Company will keep a copy of this Agreement on file with the Series C Warrant Agent and any subsequent warrant agent for the Series C Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Series C Warrant Agent or any subsequent warrant agent for the Series C Warrants certificates representing Series C Warrants required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply the Series C Warrant Agent or any subsequent warrant agent for the Series C Warrants with duly executed certificates for the Series C Warrants for such purpose.

          8.3. Governmental Approvals and Listings. The Company will as promptly as practicable take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities, and will make any and all filings under federal and state securities laws, necessary in connection with the issuance, distribution and transfer of Warrant certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of Warrant Shares and Series C Warrants and (b) the listing of the Warrant Shares on each securities exchange on which the Common Stock may be listed.

          8.4. Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

          8.5. Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the related Warrant certificates shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant certificate surrendered for exchange, substitution, transfer or exercise in whole or in part. Warrant certificates cancelled by the Warrant Agent pursuant to any provision of this Agreement shall be delivered to the Company or, upon the request of the Warrant Agent and with the consent of the Company, destroyed by the Warrant Agent. The Warrant Agent shall furnish to the Company written confirmation of the destruction of the Warrant certificates so cancelled.

          SECTION 9.     Exercise Price.

          The price per share at which each Unit shall be purchasable upon exercise of a Warrant (the "Exercise Price") shall be an amount equal to the lesser of (i) 140% of the average of the daily Trading Price (as defined in Section 10.1(d)) per share for the Trading Days (as defined in Section 10.1(d)) during the Pricing Period (rounded down to the nearest cent), and (ii) $16.00. "Pricing Period is defined as the period commencing on November 29, 1996 and ending at the close of business on December 27, 1996.

          SECTION 10.    Adjustment of Number of Warrant Shares.

          10.1. Adjustments. From and after the date of this Agreement and regardless of whether any Warrants have been issued, the number and kind of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as follows:

          (a) Stock Dividends, Splits, etc. In case the Company shall at any time after the date of this Agreement (w) pay a dividend or make a distribution on its Common Stock which is paid or made (A) in Common Stock or other shares of the Company's capital stock or (B) in rights to purchase Common Stock or other securities of the Company if such rights are not initially separable from the Common Stock at the time of issuance, (x) subdivide its outstanding Common Stock into a greater number of shares of Common Stock, (y) combine its outstanding shares into a smaller number of shares of Common Stock or (z) issue by reclassification of its Common Stock other securities of the Company, then, in any such event the number of Warrant Shares issuable upon the purchase of each Unit pursuant to the exercise of a Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive upon exercise of such Warrant the kind and number of shares of the Company and rights to purchase Common Stock or other securities of the Company (or, in the event of the redemption of any such rights, any cash paid in respect of such redemption) that he or she would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the opening of business on the next business day following the record date in the case of dividends or other distributions and shall become effective immediately after the opening of business on the next business day following the effective date in the case of a subdivision or combination.

          (b) Distribution of Rights or Warrants. In case the Company shall at any time after the date of this Agreement issue rights or warrants to the holders of Common Stock as such entitling them (for a period expiring within 60 days after the record date for the determination of shareholders entitled to receive the same) to subscribe for or purchase Common Stock at a price per share less than the current market price per share (as defined in paragraph (d) below) on such record date, then, in each such case the number of Warrant Shares thereafter issuable upon the purchase of each Unit pursuant to the exercise of a Warrant shall be determined by multiplying the number of Warrant Shares theretofore issuable upon the purchase of each Unit pursuant to the exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price. For the purposes of this paragraph (b), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Any adjustment pursuant to this paragraph (b) shall be made whenever any such rights or warrants are issued, but shall also become effective retroactively with respect to Warrants exercised between the record date for the determination of shareholders entitled to receive such rights or warrants and the date such rights or warrants are issued. For purposes of this paragraph (b) and paragraph (c) below, the granting of the right to purchase shares of Common Stock (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or Common Stock purchase plan providing for the reinvestment of dividends or interest payable on securities of the Company and/or the investment of periodic optional payments, in any such case at a price per share of not less than 95% of the current market price per share (determined as provided in such plans) of the Common Stock, shall not be deemed to constitute an issue of rights or warrants by the Company within the meaning of this paragraph (b) or paragraph (c) below. The provisions of this paragraph (b) and paragraph (c) below shall not apply to the issuance of Series C Warrants or Series A Warrants issued pursuant to that certain Series A Warrant Agreement, dated as of July 31, 1996, between the Company and American Stock Transfer & Trust Company, as warrant agent ("Series A Warrants").

          (c) Distributions of Assets. In case the Company shall at any time after the date of this Agreement distribute to all holders of its Common Stock evidences of indebtedness of the Company (or any other entity) or assets of the Company (or any other entity) (excluding cash dividends or distributions out of retained earnings) or rights or warrants to subscribe for securities of the Company (excluding those referred to in paragraph (a) and paragraph (b) above), then in each case the number of Warrant Shares issuable upon the purchase of each Unit pursuant to the exercise of a Warrant immediately prior to such distribution shall be adjusted so that the Holder of each Warrant shall be entitled to receive upon exercise of such Warrant the kind and number of assets, evidences of indebtedness, subscription rights and warrants (or, in the event of the redemption of any such evidences of indebtedness, subscription rights and warrants, any cash paid in respect of such redemption) that he or she would have owned or have been entitled to receive after the happening of such distribution had such Warrant been exercised immediately prior to the record date for such distribution. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution. At the time of any such distribution, the Company shall deposit the assets, evidence of indebtedness or securities payable to Holders of the Warrants pursuant hereto in trust for the Holders with the Warrant Agent or an institution eligible to act as trustee under an indenture qualified under the Trust Indenture Act of 1939, as amended, with instructions as to the investment of such property and any proceeds therefrom. Such trust indenture shall provide that any assets, evidence of indebtedness or securities deposited in such trust shall revert to the Company upon the expiration of the term of the Warrants.

          (d) Computation of Market Price. For the purpose of any computation under paragraph (b) of this Section, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Trading Price per share for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question.

               "Trading Price" on any specified date shall mean
     (i) if the Common Stock is listed or admitted to trade on a securities exchange, the closing price of the Common Stock, regular way, on such day, on the principal securities exchange on which the stock is so listed or admitted to trade, or, if there is no such reported sale on such date, the average closing bid and asked prices on such day, or (if none) then the closing price of the stock or (if none) such average, as reported on the next preceding date on which there was such reported activity in such shares (such determination or earlier date being hereinafter referred to as the "applicable trading date"); (ii) if the Common Stock is not listed or admitted to trade on a securities exchange, the last reported sales price for the Common Stock or (if none) the average of the last reported bid and asked prices on the applicable trading date, as reported by the principal reputable quotation system available to the Board of Directors; (iii) if the Common Stock is not listed or admitted to trade on a securities exchange and no such reported closing sale price or closing bid and asked prices are available, the average of the reported high bid and low asked price for the stock on the applicable trading date, as reported by a reputable quotation source designated by the Board of Directors; or (iv) if the Common Stock is not listed or admitted to trade on a securities exchange, trading is not so reported, and bid and asked prices are not available on a reasonably current basis, the value as established by the Board of Directors in good faith at such time.

               The term "Trading Day" shall mean a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of New York are not authorized or obligated by law or executive order to close or, if the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

          (e) Minimum Adjustment. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one per cent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (f) Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of Warrants is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder of a Warrant or Warrants notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth (A) the number of Warrant Shares purchasable upon the exercise of each Warrant after such adjustment, (B) a brief statement of the facts requiring such adjustment and (C) the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of Warrant Shares or other stock or property purchasable upon exercise thereof or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

          (g) Definition of Common Shares. For the purpose of this subsection 10.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders of a Warrant or Warrants shall become entitled to purchase any securities of the Company other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this subsection 10.1 and the provisions of Section 5 and subsections 10.2 and 10.3, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

          (h) Readjustment of Number of Warrant Shares. If, upon the expiration of any rights or warrants with respect to which there shall have been an adjustment of the number of Warrant Shares purchasable upon the exercise of each Warrant, any of such rights or warrants shall not have been exercised, the number of Common Stock purchasable upon the exercise of a Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the only Common Stock so issued were the Common Stock, if any actually issued or sold upon the exercise of such rights or warrants and (B) such Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights or warrants whether or not exercised; provided, that no such readjustment shall have the effect of reducing the number of shares of Common Stock purchasable upon exercise of a Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights or warrants.

          (i)  Prohibition on Certain Actions.  During the
     Pricing Period, the Company shall not take any of the actions described in paragraphs (a), (b) or (c) above.

          10.2.     No Adjustment for Dividends.  Except as
provided in subsection 10.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

          10.3. Adjustment upon Merger, Consolidation, etc. In case the Company shall consolidate or merge with or into any other corporation (other than a consolidation or merger in which the Company is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all of its assets to any corporation, the Company or such successor or purchasing corporation, as the case may be (collectively, the "acquiring corporation"), shall execute with the Warrant Agent an agreement that each Holder of a Warrant shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities, cash and other property that he or she would have owned or have been entitled to receive after the happening of such consolidation, merger or sale had such Warrant been exercised immediately prior to such action, including, without limitation, any and all distributions in respect thereof from the date of such action to the date of such exercise (assuming that such Holder, as a holder of Common Stock prior to such action, would not have exercised any rights of election as a holder of Common Stock as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale; provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale is not the same for each non-electing share of Common Stock, then the kind and amount of securities, cash or other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares). The Company shall mail by first-class mail, postage prepaid, to each Holder, notice of the execution of any agreement with an acquiring corporation as provided in the first sentence of this subsection 10.3. In addition to any adjustments required by this subsection 10.3, such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the acquiring corporation (if other than the Company) resulting from such consolidation or merger or the acquiring corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to each Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive and the other obligations of the Company under this Agreement. The provisions of this subsection 10.3 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities, cash or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

          SECTION 11.    Fractional Warrant Shares.

          The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares represented by the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount by check equal to the current market price per share of common stock (as defined in subsection 10.1(d) above) multiplied by such fraction.

          SECTION 12.    No Rights as Shareholders; Notices to
                         Warrant Holders.

          Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If prior to the expiration of the
Warrants:

          (a) the Company shall declare a dividend or other distribution on its Common Shares, other than (i) in cash out of retained earnings, (ii) in other shares of Common Stock, or (iii) in rights to purchase shares of Common Stock or other securities of the Company of the character described in paragraph (a) of subsection 10.1; or

          (b) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any Common Stock or any other subscription rights or warrants (other than rights of the character described in paragraph (a) of subsection 10.1 and other than Series A Warrants and Series C Warrants); or

          (c) there shall occur a reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding Common Stock), or a consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or a sale or transfer of all or substantially all the assets of the Company; or

          (d) the Company shall take an action ("Adjustment Action") which would cause an adjustment pursuant to Section 10 hereof of the number or kind of Common Shares (or other securities) purchasable upon the exercise of each Warrant that would have the effect of reducing the price payable for a share of the Company's capital stock by a Holder upon exercise of a Warrant to an amount which is less than the current par value of such share; or

          (e)  a voluntary or involuntary dissolution,
     liquidation or winding up of the Company shall be proposed;

then, in any such event, the Company shall cause to be mailed to the Warrant Agent and the Holders in the manner provided in
Section 18 hereof, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating
(i) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reclassification, Adjustment Action, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, Adjustment Action, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment of the number or kind of Common Stock (or other securities) purchasable upon the exercise of a Warrant and, if so, shall set forth the nature thereof and the date upon which it will become effective. In the event the Company gives notice to the holders of its Common Stock of the declaration or distribution of rights to purchase Common Stock or other securities of the Company of the character described in paragraph (a) of subsection 10.1, the Company will give concurrently a similar notice to the Holders in the manner provided in Section 18 hereof. The failure to give the notices required by this Section 12, or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, Adjustment Action, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote on any action authorizing the same.

          SECTION 13.    Inspection of Warrant Agreement.

               The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office in the City of New York for that purpose. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          SECTION 14.    Merger or Consolidation or Change of
                         Name of Warrant Agent.

          Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution of filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under the provisions of Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent, and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

          SECTION 15.    Concerning the Warrant Agent.

          The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

          15.1. Disclaimer of Representations. The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

          15.2.     No Responsibility for Failure of Company's
Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

          15.3. Delegation. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees), and the Warrant Agent shall not be answerable or accountable for any act, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from such neglect or misconduct provided reasonable care shall have been exercised in the selection and continued employment thereof.

          15.4. Opinion of Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it, who may be internal or outside counsel to the Company, and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          15.5. Officer's Certificate. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          15.6. Compensation and Reimbursement. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the performance of its duties under this Agreement, and agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or bad faith.

          15.7. No Action Without Assurance of Reimbursement. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred; but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          15.8. Conflicts of Interest. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          15.9. Solely as Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

          15.10. Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          15.11. No Representation Regarding Validity, Etc. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) or Series C Warrants to be issued pursuant to this Agreement or any Warrant.

          15.12. Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such Officers.

          SECTION 16.    Change of Warrant Agent.

          The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 60 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 50 days after such notice of removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then the resigning, discharged or removed Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or such court, shall be (a) a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $100,000,000, as set forth in its most recent published annual report of condition or (b) an affiliate of a corporation described in clause (a) above. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent hereunder without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent (or in the absence of any immediate successor warrant agent, the Company) shall promptly mail, by first-class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

          SECTION 17.    Identity of Transfer Agent.

               Forthwith upon the appointment of any subsequent Transfer Agent for the Company's shares of Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, or the appointment of any subsequent warrant agent for the Series C Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent or warrant agent, as the case may be.

          SECTION 18.    Notices.

          Any notice pursuant to this Agreement by the Company or by the Holder of any warrant to the Warrant Agent, or by the Warrant Agent or by the Holder of any Warrant to the Company, shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested, (a) if to the Company, House of Fabrics, Inc., 13400 Riverside Drive, Sherman Oaks, California 91423-2598, Attention:
Secretary; and, if to the Warrant Agent, to American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, Attention: Executive Vice President. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

          Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders of Warrants shall be in writing and shall be deemed to have been duly given if mailed by first-class mail, postage prepaid, to such Holders at their respective addresses on the Warrant Register of the Warrant Agent.

          SECTION 19.    Supplements and Amendments.

          The Company and the Warrant Agent may from time to time supplement or amend this Agreement, without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the Holders of Warrants. The Warrant Agent shall promptly notify the Holders of any such supplement or amendment.

          SECTION 20.    Successors.

          All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 21.    Merger or Consolidation of the Company.

          The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent in the exercise of its reasonable judgment and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

          SECTION 22.    Applicable Law.

          This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 23.    Benefits of this Agreement.

          Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and their respective successors and assigns hereunder, and the Holders from time to time of the Warrants.

          SECTION 24.    Counterparts.

               This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 25.    Captions.

          The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   HOUSE OF FABRICS, INC.




                                   By   /s/  GARY L. LARKINS
                                   -----------------------------
                                             Gary L. Larkins
                                   Title:    President

Attest:

/s/     MARVIN S. MALTZMAN
---------------------------
        Marvin S. Maltzman
Title:  Secretary


                            AMERICAN STOCK TRANSFER & TRUST COMPANY
                                   as Warrant Agent



                              By:    /s/  JOE WOLF
                              -------------------------------
                               Joe Wolf
                               Title: Vice President

Attest:

/s/    JOE ALICIA
---------------------
Joe Alicia
Title:

                            Exhibit A

           SERIES B WARRANT TO PURCHASE COMMON STOCK
          AND SERIES C WARRANTS VOID AFTER 5:00 P.M.,
                 NEW YORK TIME, ON JULY 31, 1998

                     HOUSE OF FABRICS, INC.

No._______                                   ________  Warrants

          This certifies that, for value received, ________ _______________ or registered assigns (the "Holder"), is entitled to purchase from House of Fabrics, Inc., a Delaware corporation (the "Company"), at any time on or after April 30, 1998 and until 5:00 P.M., New York time, on July 31, 1998 (the "Expiration Date"), at the Exercise Price (as defined below), a number of Units ("Units") equal to the number of Warrants set forth above, each Unit consisting of (i) one share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and (ii) one Series C Common Stock Purchase Warrant (a "Series C Warrant"), each Series Warrant entitling the registered owner thereof to purchase one share of Common Stock.

          The "Exercise Price" per Warrant shall be $________ [THE LESSER OF (I) 140% OF THE AVERAGE OF THE DAILY TRADING PRICE PER SHARE OF THE COMMON STOCK FOR THE TRADING DAYS DURING THE PERIOD COMMENCING ON NOVEMBER 29, 1996 AND ENDING AT THE CLOSE OF BUSINESS ON DECEMBER 27, 1996, AND (II) $16.00.]

          The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed (with a signature guarantee if required by the Warrant Agreement) and simultaneous payment of the Exercise Price at the office or agency of the Company maintained for that purpose in the City of New York. Initially, American Stock Transfer & Trust Company will act as Warrant Agent (the "Warrant Agent"). Payment of such price shall be made at the option of the holder hereof by certified or cashier's check. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any such fraction upon the exercise of one or more Warrants, all as provided in the Warrant Agreement. No fractional Series C Warrants will be issued upon the exercise of rights to purchase hereunder.

          Upon any partial exercise of this Warrant Certificate, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares as to which this Warrant shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent maintained for that purpose in the City of New York by surrender of this Warrant Certificate properly endorsed (with a signature guarantee if required by the Warrant Agreement), either separately or in combination with one or more other Warrant Certificates, for one or more new Warrants for the same aggregate number of shares as were evidenced by the Warrant Certificate or Warrant Certificates exchanged.

          This Warrant Certificate is transferable at the office of the Warrant Agent maintained for that purpose in the City of New York in the manner and subject to the limitations set forth in the Warrant Agreement.

          The Warrants evidenced hereby are part of a duly authorized issue of Series B Warrants issued under and in accordance with a Warrant Agreement dated as of July 31, 1996, between the Company and the Warrant Agent and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance hereof consents. Copies of the Warrant Agreement are on file at the above mentioned office of the Warrant Agent and may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

          The Holder hereof may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company, the Warrant Agent and all such other persons may treat the registered holder hereof as the owner for all purposes.

          The Warrants evidenced hereby do not entitle any Holder hereof to any of the rights of a shareholder of the Company.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be executed by its duly authorized officers and the corporate seal hereunto affixed.


Dated:                             HOUSE OF FABRICS, INC.


                                   By:
                                   ----------------------------
                                   Title:


                                   ATTEST:
                                   --------------------------------
                                   Title:


COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

WARRANT AGENT


By:
-------------------------------
     Title:

                     HOUSE OF FABRICS, INC.

                          PURCHASE FORM

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ____ Units, each Unit consisting of (i) one share of Common Stock and (ii) one Series C Warrant, and requests that certificates for such shares of Common Stock and the Series C Warrants be issued in the name of:

Name:___________________________________________________
Address:________________________________________________
Social Security or Taxpayer's
     Identification Number: ____________________________

and, if said number of Units shall not be all the Units purchasable thereunder, that a new Warrant Certificate for the balance remaining of the Units purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his or her Assignee as below indicated and delivered to the address stated below.

Name of Warrantholder
 or Assignee:                 __________________________
Address:                      __________________________
Social Security or Taxpayer's
     Identification Number:   __________________________
Signature:  _________________

Dated:    ___________________


                         NOTICE:   The above signature must
                                   correspond with the name as
                                   written upon the face of this
                                   Warrant Certificate in every
                                   particular, without alteration
                                   or enlargement or any change
                                   whatever, unless this Warrant
                                   has been assigned.


Signature Guaranteed: ______________________

          Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                           ASSIGNMENT

                    (To be signed only upon
               assignment of Warrant Certificate)

          FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto _______________________________
                              (Name of Assignee)

     _____________________________________________________

     _____________________________________________________

     _____________________________________________________

(Social Security or other Taxpayer Identification Number of
Assignee)

the within Warrants, hereby irrevocably constituting and

appointing ____________________________________________

_____________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.


     DATED: __________________


                              _________________________________
                              Signature of Registered Holder


                               NOTICE:       The signature of
                                             this assignment must
                                             correspond with the
                                             name as it appears
                                             upon the face of the
                                             within Warrant
                                             Certificate in every
                                             particular, without
                                             alteration or
                                             enlargement or any
                                             change whatever.

Signature Guaranteed: ________________________

          Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.